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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LECG Corporation
(Exact name of registrant as specified in its charter)

Delaware	81-0569994
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Emeryville, California 94608
(Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act: None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates (if applicable): 333-108189

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1. Description of Registrant's Securities to be Registered.

        LECG Corporation (the "Registrant") incorporates by reference the description of its securities to be registered hereunder contained under the heading "Description of Capital Stock" as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-108189), as filed with the Commission on August 25, 2003 and as amended on each of October 1, 2003, October 28, 2003, October 30, 2003, November 7, 2003 and November 12, 2003, and any subsequent amendments thereto (the "Registration Statement"), and the Registrant's prospectus included in the Registration Statement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is hereby deemed to be incorporated by reference.

Item 2. Exhibits.

        The following exhibits are filed as a part of this registration statement:

3.1(a)(1)	Amended and Restated Certificate of Incorporation of the Registrant to be filed immediately prior to effectiveness of this registration statement
3.2(1)	Bylaws of the Registrant
4.1(1)	Form of the Registrant's Common Stock Certificate
10.18(1)	Registration Rights Agreement between LECG Holding Company, LLC, TCEP/LECG Funding Corporation, David J. Teece, David Kaplan, Frog & Peach Investors, LLC and other persons dated September 29, 2000

(1)
Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-108189).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2003	LECG CORPORATION
	By:	/s/ DAVID J. TEECE David J. Teece Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.1(a)(1)	Amended and Restated Certificate of Incorporation of the Registrant to be filed immediately prior to effectiveness of this registration statement
3.2(1)	Bylaws of the Registrant
4.1(1)	Form of the Registrant's Common Stock Certificate
10.18(1)	Registration Rights Agreement between LECG Holding Company, LLC, TCEP/LECG Funding Corporation, David J. Teece, David Kaplan, Frog & Peach Investors, LLC and other persons dated September 29, 2000

(1)
Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-108189).

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SIGNATURE
EXHIBIT INDEX